Special Meeting of Shareholders
Proxy Voting Results
November 7, 2001


A Special Meeting of the Shareholders of the SunAmerica Diversified Income Fund (currently, the SunAmerica Strategic Bond Fund), SunAmerica High Income Fund (currently, the SunAmerica High Yield Bond Fund), and the Tax Exempt Insured Fund, each a series of SunAmerica Income Fund (each a "Fund"), was held on November 7, 2001. Shareholders voted on proposals to approve the following:
1. For each of the Funds: To approve a sub-advisory agreement between the Fund's investment advisor, SunAmerica Asset management Corp., and American General Investment Management,
L.P. or an affiliate thereof.
2. SunAmerica Diversified Income Fund: To approve a change in the Fund's investment objective.
3. SunAmerica High Income Fund: To approve a change in the Fund's investment objective.
4. For each of the Funds: To approve a change in the Fund's investment objective from a fundamental policy to a non-fundamental policy.
5. SunAmerica Diversified Income Fund and SunAmerica High
Income Fund: To approve a change in the Fund's fundamental investment policy concerning borrowing.

The results of the proposals voted on by shareholders of the Funds were as follows:

SunAmerica Diversified Income Fund
1. Affirmative.................7,987,137
    Against..................  250,387
    Abstain...................    441,702
    Total Shares Voted............. 8,237,524

2. Affirmative.................6,251,976
    Against..................  357,172
    Abstain................... 435,328
    Total Shares Voted............6,609,148

4. Affirmative.................6,150,552
    Against..................  403,242
    Abstain................... 490,681
    Total Shares Voted..............6,553,794

5. Affirmative.................6,105,776
    Against..................  440,474
    Abstain................... 498,225
    Total Shares Voted..............6,546,250

SunAmerica High Income Fund
1. Affirmative.................18,311,820
    Against..................    425,208
    Abstain.................. 1,008,237
    Total Shares Voted..............18,737,028

3. Affirmative.................13,847,943
    Against..................    723,988
    Abstain...................     13,801
    Total Shares Voted..............14,571,931

4. Affirmative.................13,578,418
    Against..................     879,443
    Abstain................... 1,027,872
    Total Shares Voted..............14,457,861

5. Affirmative.................13,509,827
    Against..................    985,506
    Abstain...................   990,400
    Total Shares Voted..............14,495,333

Tax Exempt Insured Fund
1. Affirmative.................3,404,149
    Against..................   237,888
    Abstain...................  255,936
    Total Shares Voted..............3,642,037

4. Affirmative.................2,678,814
    Against..................   376,411
    Abstain...................  257,053
    Total Shares Voted..............3,055,225